United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 3, 2023
Date of Report
February 2, 2023 (Date of earliest event reported)

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC Spalding Exchange 3953 Holcomb Bridge Road Suite 200 Norcross Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	VHAQ.U	NYSE American, LLC
Common Stock	VHAQ	NYSE American, LLC
Warrants	VHAQ.WS	NYSE American, LLC
Rights	VHAQ.R	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As disclosed in a Current Report on Form 8-K on January 12, 2022, Viveon Health Acquisition Corp., a Delaware corporation (“Viveon”), entered into a Merger Agreement (the “Merger Agreement”) by and among Viveon, VHAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Viveon (“Merger Sub”), and Suneva Medical, Inc., a Delaware corporation (“Suneva”). Pursuant to the terms of the Merger Agreement, a business combination between Viveon and Suneva was proposed to be effected through the merger of Merger Sub with and into Suneva, with Suneva surviving the merger as a wholly owned subsidiary of Viveon (the “Merger”). At the time of the signing of the Merger Agreement, the board of directors of Viveon had (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the stockholders of Viveon.

On February 2, 2023, legal counsel for Viveon sent a letter informing Suneva’s legal counsel that Viveon decided, effective immediately, to unilaterally terminate the Merger Agreement pursuant to Sections 10.2(a) and 10.3 thereof, based upon material breaches of the Merger Agreement by Suneva. The termination letter was sent without prejudice and reserved all of Viveon, Merger Sub and Viveon Health, LLC (Viveon’s sponsor) rights, claims and remedies, specifically including those within the Merger Agreement, against Suneva and others associated with Suneva who participated in the merger discussions and arrangements, and waived none.

At this time, Viveon intends to seek a business combination with another operating company. Pursuant to Viveon’s Amended and Restated Certificate of Incorporation (the “Charter”), Viveon may, on a monthly basis, extend the date to consummate a business combination until June 30, 2023, by depositing $100,000 on a monthly basis into its trust account established at Continental Stock Transfer & Trust Company in connection with its initial public offering (the “Trust Account”). If Viveon anticipates that it may not be able to consummate its initial business combination on or before June 30, 2023 it may elect to (i) seek to amend the Charter to extend the date of consummation with stockholder approval, or (ii) liquidate the Trust Account and dissolve.

Item 8.01 Other Events

Viveon issued the press release filed herewith on February 3, 2023. The press release, attached as Exhibit 99.1, is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Viveon does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 3, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2023

VIVEON HEALTH ACQUISITION CORP.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer

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